Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Strong Results for Fiscal Second Quarter 2021

GAAP net revenue was $841.1 million

GAAP net income per diluted share increased 37% to $0.86

GAAP net cash provided by operating activities for the six-months ended September 30, 2020 increased 335% to $626.7 million

Adjusted Unrestricted Operating Cash Flow (Non-GAAP) for the six-months ended September 30, 2020 increased 1135% to $509.4 million

Net Bookings grew to $957.5 million

Company raises outlook for fiscal year 2021, including record Net Bookings

New York, NY – November 5, 2020 – Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported strong results for its fiscal second quarter 2021 ended September 30, 2020. In addition, the Company provided its initial outlook for its fiscal third quarter ending December 31, 2020 and increased its outlook for the fiscal year 2021, ending March 31, 2021. For additional information, please see the fiscal second quarter 2021 results slide deck posted to the Company’s investor relations website at http://ir.take2games.com.

Fiscal Second Quarter 2021 Financial Highlights

GAAP net revenue was $841.1 million, as compared to $857.8 million in last year’s fiscal second quarter. Recurrent consumer spending (which is generated from ongoing consumer engagement and includes virtual currency, add-on content and in-game purchases) increased 56% and accounted for 59% of total GAAP net revenue. The largest contributors to GAAP net revenue in fiscal second quarter 2021 were NBA® 2K20 and NBA 2K21; Grand Theft Auto® Online and Grand Theft Auto V; Red Dead Redemption 2 and Red Dead Online; Borderlands® 3; PGA TOUR® 2K21; Social Point’s mobile offerings; the Mafia: Definitive Editions and Mafia: Trilogy; Sid Meier’s Civilization VI; and the WWE® series.

Digitally-delivered GAAP net revenue increased 16% to $711.3 million, as compared to $615.8 million in last year’s fiscal second quarter, and accounted for 85% of total GAAP net revenue. The largest contributors to GAAP digitally-delivered net revenue in fiscal second quarter 2021 were NBA 2K20 and NBA 2K21; Grand Theft Auto Online and Grand Theft Auto V; Red Dead Redemption 2 and Red Dead Online; Borderlands 3; Social Point’s mobile offerings; PGA TOUR 2K21; the Mafia Definitive Editions and Mafia: Trilogy; the WWE series; and Sid Meier’s Civilization VI.

GAAP net income increased 38% to $99.3 million, or $0.86 per diluted share, as compared to $71.8 million, or $0.63 per diluted share, for the comparable period last year.

During the six-month period ended September 30, 2020, GAAP net cash provided by operating activities increased 335% to $626.7 million, as compared to $144.2 million in the same period last year. During the six-month period ended September 30, 2020, Adjusted Unrestricted Operating Cash Flow (Non-GAAP), which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash, increased 1135% to $509.4 million, as compared to $41.2 million in the same period last year (please see the section below titled “Non-GAAP Financial Measure” for additional information). As of September 30, 2020, the Company had cash and short-term investments of $2.386 billion.

The following data, together with a management reporting tax rate of 16%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ended September 30, 2020
			Financial Data
$ in thousands	Statement of operations	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Impact of business reorganization	Business acquisition	Amortization & impairment of acquired intangible assets	Loss on long-term investments
Net revenue	$841,142	116,392
Cost of goods sold	432,505	13,450	(19,396)			(4,411)
Gross Profit	408,637	102,942	19,396			4,411
Operating expenses	293,270		(25,912)	(239)	(2,512)	(2,364)
Income from operations	115,367	102,942	45,308	239	2,512	6,775
Interest and other, net	2,706	(1,669)
Loss on long-term investments	655						(655)
Income before income taxes	117,418	101,273	45,308	239	2,512	6,775	655

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 115.4 million.

Operational Metric – Net Bookings

Net Bookings is defined as the net amount of products and services sold digitally or sold-in physically during the period, and includes licensing fees, merchandise, in-game advertising, strategy guides and publisher incentives.

During fiscal second quarter 2021, total Net Bookings grew to $957.5 million, as compared to $950.5 million during last year’s fiscal second quarter. Net Bookings from recurrent consumer spending grew 43% and accounted for 64% of total Net Bookings. The largest contributors to Net Bookings in fiscal second quarter 2021 were NBA 2K21 and NBA 2K20; Grand Theft Auto Online and Grand Theft Auto V; Red Dead Redemption 2 and Red Dead Online; PGA TOUR 2K21; Borderlands 3; Social Point’s mobile offerings; the Mafia: Definitive Editions and Mafia: Trilogy; the WWE series; and Sid Meier’s Civilization VI.

Catalog accounted for $587.3 million of Net Bookings led by Grand Theft Auto; NBA 2K; Red Dead Redemption; Borderlands; Social Point’s mobile offerings; the Mafia: Definitive Editions and Mafia: Trilogy; and the WWE series.

Digitally-delivered Net Bookings grew 14% to $791.7 million, as compared to $695.3 million in last year’s fiscal second quarter, and accounted for 83% of total Net Bookings. The largest contributors to digitally-delivered Net Bookings in fiscal second quarter 2021 were NBA 2K21 and NBA 2K20; Grand Theft Auto Online and Grand Theft Auto V; Red Dead Redemption 2 and Red Dead Online; Borderlands 3; PGA TOUR 2K21; Social Point’s mobile offerings; the Mafia: Definitive Editions and Mafia: Trilogy; Sid Meier’s Civilization VI; and the WWE series.

Management Comments

“Our positive momentum continued in the fiscal second quarter with operating results that significantly exceeded our expectations,” said Strauss Zelnick, Chairman and CEO of Take-Two. “Our terrific results were highlighted by the outperformance of NBA 2K, PGA TOUR 2K21, and the Mafia: Definitive Editions and Mafia: Trilogy, reflecting our ability to deliver consistently the highest quality entertainment experiences to consumers.

“As a result of our better-than-expected second quarter operating results and increased forecast for the balance of the year, we are raising our fiscal 2021 outlook, and we now expect record Net Bookings of over $3 billion.

“With the strongest development pipeline in the history of the Company and our ongoing investment in emerging markets, platforms and business models, Take-Two is exceedingly well positioned to capitalize on the many positive trends in our industry and to generate growth and margin expansion over the long-term.”

COVID-19 Response

At Take-Two, our number one priority is the health and safety of our employees and their families. After moving to work-from-home environments by mid-March, several of our offices have re-opened on a voluntary basis. With more people staying at home, we have experienced, and are continuing to experience, heightened levels of engagement and Net Bookings growth-to-date. The full extent of the impact of the COVID-19 pandemic to our business, operations and financial results will depend on numerous evolving factors that we are not able to predict. The key risks to our business are set forth under the heading “Cautionary Note Regarding Forward-Looking Statements” in this release and in Take-Two’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020.

Business and Product Highlights

Since July 1, 2020:

Take-Two:

•	Acquired privately-held Playdots, Inc. for final consideration of $196 million, comprised of $98 million in cash and the balance in newly issued shares of Take-Two common stock. Founded in 2013 and based in New York City, Playdots builds mobile games with unique and thoughtful designs. They are best known for Two Dots, which has been downloaded over 80 million times since its launch six years ago and that continues to deeply engage audiences throughout the world. Playdots is led by Nir Efrat, who came to Playdots in March 2018 and serves as its Chief Executive Officer. Prior to Playdots, Efrat was Head of Franchises and Studios at King, the creator of the widely successful Candy Crush mobile game series. He will continue to lead Playdots and its approximately 70 employees. Playdots has a robust development pipeline with a number of innovative puzzle games planned for launch over the coming years.

Rockstar Games:

•	Acquired Ruffian Games. Based in Dundee, Scotland, the studio will operate under the new name of Rockstar Dundee. Terms of the acquisition were not disclosed. Founded in 2008 by Gary Liddon and Billy Thomson, Ruffian partnered with Microsoft to work on the Crackdown series, and with 343 Industries on Halo: Reach from the Halo Master Chief Collection, among many other projects. Ruffian’s talented team of just over 40 have a depth of development experience that even includes work on some early Rockstar titles from the Grand Theft Auto and Manhunt series. Both Liddon and Thomson will remain on-board as Co-Studio Directors of Rockstar Dundee.

•	Released new free content updates for Red Dead Online including:

o	The Naturalist, a massive new update to Red Dead Online featuring the latest specialist Role: The Naturalist, giving players the opportunity to track, study and sample animals for Naturalist Harriet Davenport, or hunt them for the trapper Gus MacMillan. The update also featured Legendary Animals, Legendary Animal Sighting Missions, Poaching Missions, new Free Roam Events, two new weapons, a new variant of the Varmint Rifle, the Advanced Camera, new clothing, and an assortment of unique items and rewards in the latest edition of Outlaw Pass: The Outlaw Pass No. 3.

•	Released new free content updates for Grand Theft Auto Online, including The Los Santos Summer Special Update, which introduced six Superyacht Life Co-Op Missions, 15 new Vehicles, nine Open Wheel Race Tracks and the new Open Wheel Race Creator, new Business Battles, the Diamond Adversary Series, two new Arcade Cabinets, new collectibles, clothing and Ambient Events, plus multiple gameplay improvements.

•	Both Grand Theft Auto Online and Red Dead Online will receive major updates later this fiscal year, featuring an extension to existing Frontier Pursuits for Red Dead Online, as well as Grand Theft Auto Online’s biggest update ever, featuring a new take on Heists in a new location.

2K:

•	Launched NBA 2K21, the next iteration of the top-rated and top-selling NBA video game simulation series, for current-generation platforms worldwide. With its release, NBA 2K21 offers one-of-a-kind immersion into all facets of NBA basketball and basketball culture, including exciting improvements upon its best-in-class gameplay, competitive and community online features and deep, varied game modes. Featuring Portland Trail Blazers’ superstar Damian Lillard on the cover, the current-gen version of NBA 2K21 is available for $59.99 on Xbox One, PlayStation 4, Switch, PC and Stadia. The NBA 2K21 Mamba Forever Edition for current-gen features basketball legend Kobe Bryant on a unique custom cover with his No. 8 jersey and is available for $99.99. Of note, the Mamba Forever Edition includes dual-access to NBA 2K21 for current and next-gen versions of the game on either PlayStation or Xbox consoles, providing purchasers with a copy of the standard edition of the game on the other generation within the same console family. NBA 2K21 will be available for PlayStation 5 and Xbox Series X when they launch in November 2020.

•	Launched Mafia: Definitive Edition for PlayStation 4, Xbox One, and PC. Developed by 2K and Hangar 13, Mafia: Definitive Edition is a comprehensive, built-from-the-ground-up remake of the original Mafia. The remake features an updated script, additional cutscenes, all-new gameplay sequences and features, a re-recorded orchestral score, and other enhancements.

•	Launched WWE 2K Battlegrounds, the arcade-style brawler that will bring over-the-top WWE action to a new level of intensity, for PlayStation 4, Xbox One, PC , Switch and Stadia. Developed by Saber Interactive, WWE 2K Battlegrounds brings fast-paced action and an assortment of power-ups, special moves, unconventional melee items and interactive environments to take the brawl to the next level. Players can take on the challenges alone or compete with friends and family in person or online in cooperative and competitive multiplayer modes.

•	Launched PGA TOUR 2K21 from HB Studios for PlayStation 4, Xbox One, Switch (digital), PC and Stadia. The game features PGA TOUR professional Justin Thomas as its cover athlete; officially licensed pro players, courses and gear; the most realistic course scanning to date; play-by-play commentary by Luke Elvy and Rich Beem; a new PGA TOUR Career Mode, online and local multiplayer; course and player customization; and online societies.

•	Announced that Borderlands 3 will be available for PlayStation 5 and Xbox Series X when they launch in November 2020. In addition, 2K announced a second Season Pass for Borderlands 3 will be available on November 10, 2020 for all previously released and next-gen versions of the game. Season Pass 2 will include two brand new content add-ons - Designer’s Cut, which will add all new ways to play Borderlands 3 by introducing a new Skill Tree for each Vault Hunter, a new standalone mode called Arms Race, and more; and the Director’s Cut, which is planned for release in spring of next year.

•	Announced that Season 7 of WWE SuperCard, the newest addition to the action-packed collectible card-battling game, is scheduled to launch in November 2020 as a free, downloadable update for iOS, Android™ and Facebook Gaming.

•	The NBA 2K League concluded its third season on August 28, 2020 with Wizards District Gaming winning the 2020 League Championship. Games were simulcast live on the NBA 2K League’s Twitch and YouTube channels, as well as ESPN's platforms and Sportsnet (Canada). The NBA 2K League has begun the tryout process for its fourth season, set to take place in 2021.

•	Announced a partnership with OneTeam Partners and the National Football League Players Association that will allow the label to include the names, numbers, images and likenesses for over 2,000 current NFL players in multiple, non-simulation football games that are currently in development and set to launch starting in calendar year 2021, during fiscal 2022.

Private Division:

•	Released, along with Obsidian Entertainment, The Outer Worlds: Peril on Gorgon, the first narrative-led expansion for the critically acclaimed, darkly humorous sci-fi RPG for the PlayStation 4, Xbox One and PC. The expansion will be coming later to Nintendo Switch. The Outer Worlds: Peril on Gorgon is available individually or at a discount as part of The Outer Worlds Expansion Pass, which will also include The Outer Worlds: Murder on Eridanos, the second expansion set to launch in the first half of calendar 2021.

•	Announced three new publishing agreements with top independent developers Moon Studios, League of Geeks, and Roll7. In collaboration with these developers, Private Division will announce more details about each specific project in the future. The first of these titles is expected to launch in fiscal year 2022.

Outlook for Fiscal 2021

Take-Two is providing its initial outlook for its fiscal third quarter ending December 31, 2020 and increasing its outlook for the fiscal year ending March 31, 2021:

Third Quarter Ending December 31, 2020

•	GAAP net revenue is expected to range from $760 to $810 million

•	GAAP net income is expected to range from $128 to $140 million

•	GAAP diluted net income per share is expected to range from $1.10 to $1.21

•	Share count used to calculate both GAAP and management reporting diluted net income per share is expected to be 115.9 million (1)

•	Net Bookings (operational metric) are expected to range from $675 to $725 million

The Company is also providing selected data and its management reporting tax rate of 16%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ending December 31, 2020
		Financial Data
$ in millions	GAAP outlook (2)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Amortization of acquired intangible assets
Net revenue	$760 to $810	$(85)

Cost of goods sold	$291 to $317	$46	$(55)	$(5)

Operating Expenses	$325 to $335		$(26)	$(3)
Interest and other, net	($1)
Income before income taxes	$145 to $159	$(131)	$81	$8

Fiscal Year Ending March 31, 2021

•	GAAP net revenue is expected to range from $3.05 to $3.15 billion

•	GAAP net income is expected to range from $372 to $403 million

•	GAAP diluted net income per share is expected to range from $3.22 to $3.49

•	Share count used to calculate both GAAP and management reporting diluted net income per share is expected to be 115.5 million (3)

•	Net cash provided by operating activities is expected to be over $690 million

•	Adjusted Unrestricted Operating Cash Flow (Non-GAAP) is expected to be over $650 million (4)
•	Capital expenditures are expected to be approximately $75 million

•	Net Bookings (operational metric) are expected to range from $3.15 to $3.25 billion

The Company is also providing selected data and its management reporting tax rate of 16%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Twelve Months Ending March 31, 2021
		Financial Data
$ in millions	GAAP outlook (2)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Loss on long-term investments	Amortization of acquired intangible assets	Reorganization & Acquisition

Net revenue	$3,050 to $3,150	$100

Cost of goods sold	$1,441 to $1,487	$12	$(83)		$(17)

Operating Expenses	$1,205 to $1,225		$(97)		$(11)	$(3)
Interest and other, net	($14)	$3		$(1)
Income before income taxes	$418 to $452	$85	$180	$1	$28	$3

1)	Includes 115.0 million basic shares and 0.9 million shares representing the potential dilution from unvested employee stock grants.

2)	The individual components of the financial outlook may not foot to the totals, as the Company does not expect actual results for every component to be at the low end or high end of the outlook range simultaneously.

3)	Includes 114.6 million basic shares and 0.9 million shares representing the potential dilution from unvested employee stock grants.

4)	Includes a $40 million net increase in restricted cash for fiscal 2021.

Key assumptions and dependencies underlying the Company’s outlook include: the timely delivery of the titles included in this financial outlook; a stable economic environment; continued consumer acceptance of Xbox One and PlayStation 4; the ability to develop and publish products that capture market share for these current generation systems while also leveraging opportunities on PlayStation 5 and Xbox Series X, PC, mobile and other platforms; and stable foreign exchange rates. See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles have been released since July 1, 2020:

Label	Title	Platforms	Release Date
Private Division	Kerbal Space Program: Shared Horizons (free update)	PC	July 1, 2020
2K	Sid Meier's Civilization VI – New Frontier Pass: Ethiopia Pack (DLC)	PS4, Xbox One, Switch, PC	July 23, 2020
Rockstar Games	Red Dead Online: The Naturalist	PS4, Xbox One, PC, Stadia	July 28, 2020
2K	PGA TOUR 2K21	PS4, Xbox One, Switch, PC, Stadia	August 21, 2020
2K	NBA 2K21	PS4, Xbox One, Switch, PC, Stadia	September 4, 2020
Private Division	The Outer Worlds: Peril on Gorgon (DLC)	PS4, Xbox One, PC	September 9, 2020
2K	Borderlands 3: Psycho Krieg and the Fantastic Flustercluck (DLC)	PS4, Xbox One, Switch, PC, Stadia	September 10, 2020
2K	WWE 2K Battlegrounds	PS4, Xbox One, Switch, PC, Stadia	September 18, 2020
2K	Sid Meier's Civilization VI – New Frontier Pass: Byzantium & Gaul Pack (DLC)	PS4, Xbox One, Switch, PC	September 24, 2020
2K	Mafia I Definitive Edition	PS4, Xbox One, PC	September 25, 2020
2K	PGA TOUR 2K21 - 3-Hole Match Types Update (DLC)	PS4, Xbox One, Switch, PC, Stadia	October 2, 2020
Private Division	Kerbal Space Program: Shared Horizons (free update)	PS4, Xbox One	October 14, 2020
2K	PGA TOUR 2K21 - Halloween Update (DLC)	PS4, Xbox One, Switch, PC, Stadia	October 20, 2020
2K	WWE 2K Battlegrounds DLC (free update)	PS4, Xbox One, Switch, PC, Stadia	November 4, 2020

Take-Two's lineup of future titles announced to-date includes:

Label	Title	Platforms	Release Date
2K	Borderlands 3	Xbox Series X (digital only)	November 10, 2020
2K	NBA 2K21	Xbox Series X	November 10, 2020
2K	Borderlands 3 - Season Pass 2	PS4, PS5, Xbox One, Xbox Series X, PC, Stadia	November 10, 2020
2K	Borderlands 3	PS5 (digital only)	November 12, 2020
2K	NBA 2K21	PS5	November 12, 2020
2K	WWE SuperCard: Season 7	iOS, Android, Facebook Gaming	November 2020
Private Division	The Outer Worlds: Murder on Eridanos (DLC)	PS4, Xbox One, PC	1st Half Calendar 2021
Rockstar Games	Grand Theft Auto V	PS5, Xbox Series X	Fiscal 2022
Private Division	Kerbal Space Program 2	PS4, Xbox One, PC	Fiscal 2023

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics. The call can be accessed by dialing (877) 407-0984 or (201) 689-8577. A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measure

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses a Non-GAAP measure of financial performance: Adjusted Unrestricted Operating Cash Flow, which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash. The Company’s management believes it is important to consider Adjusted Unrestricted Operating Cash Flow, in addition to net cash from operating activities, as it provides more transparency into current business trends without regard to the timing of payments from restricted cash, which is primarily related to a dedicated account limited to the payment of certain internal royalty obligations.

This Non-GAAP financial measure is not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results. This Non-GAAP financial measure may be different from similarly titled measures used by other companies. In the future, Take-Two may also consider whether other items should also be excluded in calculating this Non-GAAP financial measure used by the Company. Management believes that the presentation of this Non-GAAP financial measure provides investors with additional useful information to measure Take-Two's financial and operating performance. In particular, this measure facilitates comparison of our operating performance between periods and may help investors to understand better the operating results of Take-Two. Internally, management uses this Non-GAAP financial measure in assessing the Company's operating results and in planning and forecasting. A reconciliation of this Non-GAAP financial measure to the most comparable GAAP measure is contained in the financial tables to this press release.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Quarterly Report on Form 10-Q for the period ended September 30, 2020.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe.  We develop and publish products principally through Rockstar Games, 2K, Private Division, and Social Point.  Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO.  For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "potential," "predicts," "projects," "seeks," “should,” "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company's future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: the uncertainty of the impact of the COVID-19 pandemic and measures taken in response thereto; the effect that measures taken to mitigate the COVID-19 pandemic have on our operations, including our ability to timely deliver our titles and other products, and on the operations of our counterparties, including retailers and distributors; the effects of the COVID-19 pandemic on consumer demand and the discretionary spending patterns of our customers; the impact of reductions in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of potential inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our Grand Theft Auto and NBA 2K products and our ability to develop other hit titles; our ability to leverage opportunities on PlayStation 5 and Xbox Series X; the timely release and significant market acceptance of our games; the ability to maintain acceptable pricing levels on our games; and risks associated with international operations.

Other important factors and information are contained in the Company's most recent Annual Report on Form 10-K, including the risks summarized in the section entitled "Risk Factors," the Company’s most recent Quarterly Report on Form 10-Q, and the Company's other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three months ended September 30,		Six months ended September 30,
	2020	2019	2020	2019
Net revenue	$841,142	$857,841	$1,672,452	$1,398,300

Cost of goods sold:
Internal royalties	127,804	109,991	341,867	172,880
Software development costs and royalties	142,771	211,996	290,818	320,437
Licenses	92,944	59,693	148,963	82,197
Product costs	68,986	86,568	127,546	134,203
Total cost of goods sold	432,505	468,248	909,194	709,717

Gross profit	408,637	389,593	763,258	688,583

Selling and marketing	113,691	149,566	198,470	241,387
General and administrative	91,433	76,659	193,606	151,492
Research and development	74,216	76,197	147,324	145,160
Depreciation and amortization	13,691	12,024	26,109	23,281
Business reorganization	239	327	239	713
Total operating expenses	293,270	314,773	565,748	562,033
Income from operations	115,367	74,820	197,510	126,550
Interest and other, net	2,706	8,054	10,924	18,479
Loss on long-term investments	655	-	655	-
Income before income taxes	117,418	82,874	207,779	145,029
Provision for income taxes	18,097	11,059	19,953	26,934
Net income	$99,321	$71,815	$187,826	$118,095
				173,533
Earnings per share:
Basic earnings per share	$0.87	$0.63	$1.65	$1.05
Diluted earnings per share	$0.86	$0.63	$1.63	$1.04

Weighted average shares outstanding:
Basic	114,444	113,117	114,153	112,869
Diluted	115,414	114,077	115,245	113,925

Computation of Basic EPS:
Net income	$99,321	$71,815	$187,826	$118,095

Weighted average shares outstanding - basic	114,444	113,117	114,153	112,869

Basic earnings per share	$0.87	$0.63	$1.65	$1.05

Computation of Diluted EPS:
Net income for diluted EPS calculation	$99,321	$71,815	$187,826	$118,095

Weighted average shares outstanding - basic	114,444	113,117	114,153	112,869
Add: dilutive effect of common stock equivalents	970	960	1,092	1,056
Weighted average common shares outstanding - diluted	115,414	114,077	115,245	113,925

Diluted earnings per share	$0.86	$0.63	$1.63	$1.04

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	September 30,	March 31,
	2020	2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,345,099	$1,357,664
Short-term investments	1,040,786	644,003
Restricted cash and cash equivalents	450,145	546,604
Accounts receivable, net of allowances of $448 and $443 at September 30, 2020 and March 31, 2020, respectively	787,818	592,555
Inventory	26,934	19,108
Software development costs and licenses	73,714	40,316
Deferred cost of goods sold	15,410	19,598
Prepaid expenses and other	192,192	273,503
Total current assets	3,932,098	3,493,351

Fixed assets, net	133,404	131,888
Right-of-use assets	156,310	154,284
Software development costs and licenses, net of current portion	403,390	401,778
Goodwill	521,000	386,494
Other intangibles, net	126,392	51,260
Deferred tax assets	117,692	116,676
Long-term restricted cash and cash equivalents	289,536	89,124
Other assets	156,332	123,977
Total assets	$5,836,154	$4,948,832

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$85,103	$65,684
Accrued expenses and other current liabilities	1,148,617	1,169,884
Deferred revenue	1,063,064	777,784
Lease liabilities	29,051	25,187
Total current liabilities	2,325,835	2,038,539

Non-current deferred revenue	32,880	28,339
Non-current lease liabilities	150,793	152,059
Non-current software development royalties	302,435	104,417
Other long-term liabilities	122,929	86,234
Total liabilities	2,934,872	2,409,588

Stockholders' equity:
Preferred stock, $.01 par value, 5,000 shares authorized	-	-
Common stock, $.01 par value, 200,000 shares authorized; 137,349 and 135,927 shares issued and 114,928 and 113,506 outstanding at September 30, 2020 and March 31, 2020, respectively	1,373	1,359
Additional paid-in capital	2,285,394	2,134,748
Treasury stock, at cost; 22,421 common shares at September 30, 2020 and, March 31, 2020, respectively	(820,572)	(820,572)
Retained earnings	1,469,911	1,282,085
Accumulated other comprehensive loss	(34,824)	(58,376)
Total stockholders' equity	2,901,282	2,539,244
Total liabilities and stockholders' equity	$5,836,154	$4,948,832

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Six months ended September 30,
	2020	2019
Operating activities:
Net income	$187,826	$118,095
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and impairment of software development costs and licenses	92,664	72,505
Depreciation	25,826	23,037
Amortization of intellectual property	11,801	10,627
Stock-based compensation	98,719	113,199
Other, net	(2,631)	4,325
Changes in assets and liabilities:
Accounts receivable	(189,477)	(463,019)
Inventory	(7,266)	(12,064)
Software development costs and licenses	(127,290)	(51,932)
Prepaid expenses and other current and other non-current assets	65,296	(131,055)
Deferred revenue	284,441	66,148
Deferred cost of goods sold	4,753	15,287
Accounts payable, accrued expenses and other liabilities	182,083	379,005
Net cash provided by operating activities	626,745	144,158

Investing activities:
Change in bank time deposits	(218,239)	6,720
Proceeds from available-for-sale securities	260,729	137,071
Purchases of available-for-sale securities	(435,511)	(141,244)
Purchases of fixed assets	(25,021)	(25,532)
Purchases of long-term investments	(9,100)	(4,500)
Business acquisitions	(75,482)	(8,715)
Net cash used in investing activities	(502,624)	(36,200)

Financing activities:
Tax payment related to net share settlements on restricted stock awards	(48,202)	(61,478)
Issuance of common stock	6,503	-
Net cash used in financing activities	(41,699)	(61,478)

Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash and cash equivalents	8,966	(8,063)

Net change in cash, cash equivalents, and restricted cash and cash equivalents	91,388	38,417
Cash, cash equivalents, and restricted cash and cash equivalents, beginning of year	1,993,392	1,391,986
Cash, cash equivalents, and restricted cash and cash equivalents, end of period	$2,084,780	$1,430,403

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix

(in thousands)

	Three Months Ended September 30, 2020		Three Months Ended September 30, 2019
	Amount	% of Total	Amount	% of Total
Net revenue by geographic region
United States	$503,583	60%	$494,661	58%
International	337,559	40%	363,180	42%
Total net revenue	$841,142	100%	$857,841	100%

Net bookings by geographic region
United States	$612,813	64%	$567,503	60%
International	344,721	36%	383,013	40%
Total net bookings	$957,534	100%	$950,516	100%

	Three Months Ended September 30, 2020		Three Months Ended September 30, 2019
	Amount	% of Total	Amount	% of Total
Net revenue by distribution channel
Digital online	$711,299	85%	$615,774	72%
Physical retail and other	129,843	15%	242,067	28%
Total net revenue	$841,142	100%	$857,841	100%

Net bookings by distribution channel
Digital online	$791,705	83%	$695,346	73%
Physical retail and other	165,829	17%	255,170	27%
Total net bookings	$957,534	100%	$950,516	100%

	Three Months Ended September 30, 2020		Three Months Ended September 30, 2019
	Amount	% of Total	Amount	% of Total
Net revenue by platform mix
Console	$641,269	76%	$651,818	76%
PC and other	199,873	24%	206,023	24%
Total net revenue	$841,142	100%	$857,841	100%

Net bookings by platform mix
Console	$761,450	80%	$737,085	78%
PC and other	196,084	20%	213,431	22%
Total net bookings	$957,534	100%	$950,516	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix

(in thousands)

	Six Months Ended September 30, 2020		Six Months Ended September 30, 2019
	Amount	% of Total	Amount	% of Total
Net revenue by geographic region
United States	$974,073	58%	$825,140	59%
International	698,379	42%	573,160	41%
Total net revenue	$1,672,452	100%	$1,398,300	100%

Net bookings by geographic region
United States	$1,199,927	61%	$826,738	60%
International	753,857	39%	546,018	40%
Total net bookings	$1,953,784	100%	$1,372,756	100%

	Six Months Ended September 30, 2020		Six Months Ended September 30, 2019
	Amount	% of Total	Amount	% of Total
Net revenue by distribution channel
Digital online	$1,437,525	86%	$1,043,555	75%
Physical retail and other	234,927	14%	354,745	25%
Total net revenue	$1,672,452	100%	$1,398,300	100%

Net bookings by distribution channel
Digital online	$1,706,894	87%	$1,077,825	79%
Physical retail and other	246,890	13%	294,931	21%
Total net bookings	$1,953,784	100%	$1,372,756	100%

	Six Months Ended September 30, 2020		Six Months Ended September 30, 2019
	Amount	% of Total	Amount	% of Total
Net revenue by Platform Mix
Console	$1,252,954	75%	$1,086,632	78%
PC and other	419,498	25%	311,668	22%
Total net revenue	$1,672,452	100%	$1,398,300	100%

Net bookings by platform mix
Console	$1,484,249	76%	$1,049,716	76%
PC and other	469,535	24%	323,040	24%
Total net bookings	$1,953,784	100%	$1,372,756	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

ADDITIONAL DATA

(in thousands)

Three Months Ended September 30, 2020	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Licenses	Cost of goods sold- Product costs	Selling and marketing
As reported	$841,142	$127,804	$142,771	$92,944	$68,986	$113,691
Net effect from deferral and related cost of goods sold	116,392		16,209	(3,994)	1,235
Stock-based compensation			(19,396)			(4,439)
Amortization and impairment of acquired intangibles			(4,411)			(517)

Three Months Ended September 30, 2020	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net	Loss on long- term investments
As reported	$91,433	$74,216	$13,691	$239	$2,706	$655
Net effect from deferral and related cost of goods sold					(1,669)
Stock-based compensation	(13,830)	(7,643)
Amortization and impairment of acquired intangibles		(1,684)	(163)
Impact of business reorganization				(239)
Loss on long-term investments						(655)
Acquisition related expenses	(2,512)

Three Months Ended September 30, 2019	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Licenses	Cost of goods sold- Product costs	Selling and marketing
As reported	$857,841	$109,991	$211,996	$59,693	$86,568	$149,566
Net effect from deferral and related cost of goods sold	92,675		(26,161)	1,133	(1,904)
Stock-based compensation			(27,832)			(3,744)
Amortization and impairment of acquired intangibles			(3,311)

Three Months Ended September 30, 2019	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net
As reported	$76,659	$76,197	$12,024	$327	$8,054
Net effect from deferral and related cost of goods sold					1,306
Stock-based compensation	(13,576)	(10,616)
Amortization and impairment of acquired intangibles		(1,546)	(121)
Impact of business reorganization				(327)
Acquisition related expenses	(41)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

ADDITIONAL DATA

(in thousands)

Six Months Ended September 30, 2020	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Licenses	Cost of goods sold- Product costs	Selling and marketing
As reported	$1,672,452	$341,867	$290,818	$148,963	$127,546	$198,470
Net effect from deferral and related cost of goods sold	281,331		20,260	(4,444)	(3,589)
Stock-based compensation			(48,429)			(9,167)
Amortization and impairment of acquired intangibles			(7,694)			(517)

Six Months Ended September 30, 2020	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net	Loss on long- term investments
As reported	$193,606	$147,324	$26,109	$239	$10,924	$655
Net effect from deferral and related cost of goods sold					(2,430)
Stock-based compensation	(27,030)	(14,093)
Amortization and impairment of acquired intangibles		(3,237)	(283)
Impact of business reorganization
Loss on long-term investments						(655)
Acquisition related expenses	(2,512)
				(239)

Six Months Ended September 30, 2019	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Product costs	Cost of goods sold- Licenses	Selling and marketing
As reported	$1,398,300	$172,880	$320,437	$134,203	$82,197	$241,387
Net effect from deferral and related cost of goods sold	(25,544)		(39,320)	(17,553)	344
Stock-based compensation			(58,630)			(10,220)
Amortization and impairment of acquired intangibles			(7,015)

Six Months Ended September 30, 2019	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net
As reported	$151,492	$145,160	$23,281	$713	$18,479
Net effect from deferral and related cost of goods sold					812
Stock-based compensation	(27,143)	(17,206)
Amortization and impairment of acquired intangibles		(3,106)	(244)
Impact of business reorganization				(713)
Acquisition related expenses	(367)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURE

(in thousands)

	Six months ended September 30,
	2020	2019
Net cash from operating activities	$626,745	$144,158
Net change in Restricted cash realted to Operations (1)	(117,393)	(102,910)
Adjusted Unrestricted Operating Cash Flow	$509,352	$41,248

	FY 2021	FY 2020
Restricted cash beginning of period (4/1)	$635,728	$565,461
Less Restricted cash end of period (9/30)	739,681	668,371
Less Restricted cash related to acquisitions	13,440	-
(1) Net change in Restricted cash realated to Operations	$(117,393)	$(102,910)